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                                 EXHIBIT 21.01

SIGNIFICANT SUBSIDIARIES OF FEDERATED INVESTORS, INC.:

  Federated Investors Building Corporation, a Pennsylvania corporation Federated Securities Corp., a Pennsylvania corporation

  Federated Investors Management Company, a Pennsylvania corporation FII Holdings, Inc., a Delaware corporation
  Federated Advisers, a Delaware business trust
  Federated Research Corp., a Maryland corporation
  Federated Management, a Delaware business trust
  Federated Research, a Delaware business trust
  Federated Investment Counseling, a Delaware business trust
  Federated Global Research Corp., a Delaware corporation
  Federated International Management, Ltd., an Ireland company
  Federated Shareholder Services, a Delaware business trust
  FFSI Insurance Agency Inc., a Massachusetts corporation
  Federated Financial Services, Inc., a Pennsylvania corporation

  Federated Investors Insurance Inc., a Pennsylvania corporation
  Passport Research Ltd., a Pennsylvania limited partnership

  Federated Services Company, a Pennsylvania corporation
  Federated Funding 1997-1, Inc.
  FS Holdings, Inc., a Delaware corporation

  Advanced Information Systems, a Delaware business trust
  Federated Bank & Trust, a New Jersey bank
  Federated Administrative Services, a Delaware business trust

  Federated Shareholder Services Company, a Delaware business trust Retirement Plan Services Company of America, a Delaware business trust, doing business as "Federated Retirement Plan Services Company"
  Edgewood Services, Inc., a New York corporation
  Federated Administrative Services, Inc., a Pennsylvania corporation